UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
February 19, 2009
Date of Report (Date of earliest event reported)
OSI PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-15190	13-3159796

(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)
41 Pinelawn Road
Melville, NY 11747
(Address of principal executive offices)
(631) 962-2000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
          On February 19, 2009, OSI Pharmaceuticals, Inc. (“OSI”) issued a press release regarding its financial results for the year ended December 31, 2008. A copy of this release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
          As previously announced, OSI is holding a conference call, open to the public, to discuss these results at 5:00 p.m. (Eastern Time) on February 19, 2009. To access the live webcast or the archive via the Internet, log on to www.osip.com. Alternatively, please call 1-877-852-6578 (U.S.) or 1-719-325-4826 (International) to listen to the call. The conference ID number for the live call is 2105141. Telephone replay is available approximately two hours after the call through March 5, 2009. To access the replay, please call 1-888-203-1112 (U.S.) or 1-719-457-0820 (international). The conference ID number is 2105141. The slides from the presentation, including the financial and statistical information contained therein, will be available via the Investor Relations section of OSI’s website for a twelve month period following the webcast.
          The attached press release contains, and the slides and conference call will contain, both generally accepted accounting principals, or GAAP, and non-GAAP financial measures for the quarter and year ended December 31, 2008. The non-GAAP financial measures include adjusted net income from continuing operations and adjusted earnings per share from continuing operations, each of which have directly comparable GAAP financial measures. OSI has provided these non-GAAP financial measures to adjust for the impact of the following significant non-cash accounting items:
•	a $337 million non-cash gain in the fourth quarter of 2008, based primarily on OSI’s expected utilization of its net operating loss carryforwards, or NOLs;

•	the adoption of FASB Staff Position APB 14-1 “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement),” which will require OSI to recognize additional non-cash interest expense related to its 2% Convertible Senior Subordinated Notes due 2025 and 3% Convertible Senior Subordinated Notes due 2038, or the Notes. APB 14-1 will be first effective for OSI’s financial statements issued for the quarter ended March 31, 2009 and will also apply retrospectively for all prior periods for which the Notes were outstanding; and

•	the increase in the income tax expense that OSI will record on its financial statements for the 2009 fiscal year to a 40% effective rate, even though OSI estimates that it will continue to pay cash taxes at 2% to 4% alternative minimum tax rates.
          OSI reports its financial results in compliance with GAAP, but believes that the inclusion of these non-GAAP financial measures provides investors with (i) additional, meaningful comparisons of current results to prior periods’ results by excluding the impact of significant non-cash items that OSI does not believe reflect its fundamental business performance and (ii) financial measures that OSI uses in the management of its business. OSI has adjusted for the impact of the $337 million non-cash gain related to its NOLs as it will not be repeated in 2009 in this magnitude, if at all, and therefore does not reflect OSI’s expected profitability for future periods. OSI has also adjusted for the impact of the adoption of APB 14-1 and the increase in its effective tax rate for the 2009 fiscal year, as OSI’s management believes that this non-cash expense could distort OSI’s fundamental business performance for future periods. Management uses these non-GAAP financial measures internally to evaluate the performance of the business, including the allocation of resources as well as the planning and forecasting of future periods and believes that these results are useful to others in analyzing operating performance and trends of OSI.
          The non-GAAP financial measures included in the press release attached hereto as Exhibit 99.1, and in the slides and conference call, have been reconciled to the comparable GAAP financial measures as required under the rules and regulations of the Securities Exchange Commission. These non-GAAP measures have limitations, however, because they do not include all items of income and expense that affect OSI, and therefore should not be considered in isolation of, or as an alternative to, measurements required by GAAP.
          The information in this Item 2.02 (including Exhibit 99.1) is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this report, except as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release dated February 19, 2009.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2009	OSI PHARMACEUTICALS, INC.
	By:	/s/ Barbara A. Wood
Barbara A. Wood
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated February 19, 2009.